Exhibit 23.4

CONSENT OF MINE TECHNICAL SERVICES LTD.

We hereby consent to the inclusion of the reserve estimate, converted into metric units, for the Gold Bar mine as at December 31, 2020 that was prepared by the Qualified Person for the reserves estimate, Joseph McNaughton of Independent Mining Consultants, that was reviewed by us in our capacity as an independent consultant to McEwen Mining Inc (“the Company”), which are set forth in the section entitled “Gold and Silver Reserves” and are part of table “Gold Reserves at December 31, 2020” related to the Gold Bar mine on Page 5 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and to the incorporation by reference of such reserve estimate in the Company’s Registration Statements on Form S-3 (Nos. 333-224476 and 333-234612), Form S-4 (No. 333-226858) and Form S-8 (Nos. 333-144563, 333-144569, 333-112269, 333-179143, 333-179144, 333-204693, and 333-222609), and any amendment, prospectuses or supplements thereto, and in any amendment to any of the foregoing. We further consent to the use of our name in the Annual Report on Form 10-K.

Date: March 10, 2021

Mine Technical Services Ltd.

/s/Todd Wakefield
Manager and Principal Geologist

/s/Todd Wakefield